Exhibit 99.1

VIZIO HOLDING CORP.
Reports Q3 2021 Financial Results
Platform+ net revenue increased 134% year-over-year to $85.9 million
SmartCast Active accounts increased 35% year-over-year to 14.4 million
Average Revenue Per User increased 91% year-over-year to $19.89

Irvine, CA., November 9, 2021—VIZIO Holding Corp. (NYSE: VZIO) today announced the following results for the third quarter ended September 30, 2021, as compared to the corresponding period of last year:

•Net revenue of $588.3 million, compared to $582.2 million
•Platform+ net revenue grew 134% to $85.9 million
•Gross profit of $82.9 million, compared to $88.8 million
•Platform+ gross profit grew 88% to $57.3 million
•SmartCast Active Accounts grew 35% to 14.4 million
•SmartCast Hours increased 16% to 3.6 billion
•Average Revenue Per User (ARPU) grew 91% to $19.89

“I’m proud of the strength of our Third Quarter results, as the investments we’ve made in our Platform+ business continue to bear fruit,” said William Wang, CEO of VIZIO. “Our dual revenue model is a competitive advantage, and it allows us to leverage our Device business to drive rapidly growing, high-margin revenue within our Platform+ business. Because VIZIO delivers the entire entertainment experience — from the hardware and software, to the content and ads — we are able to deliver an attractive value proposition to consumers, advertisers, and content partners alike. We are here to define the future of the Smart TV business.”

Business highlights include:

•#2 bestselling TV brand in the US 1
•#1 bestselling sound bar brand in the US 2
•Increased premium (M Series, P Series and OLED) units shipped by 107% quarter-over-quarter
•Successfully closed 2022 upfront negotiations and secured brand and agency commitments over $100 million
•Grew direct advertising client base by over 50% and average revenue per advertiser by over 200%
•Expanded our app partnerships to include HBO Max, fuboTV, BET+, PBS, and Funimation
•Launched WatchFree+, our updated free, ad-supported streaming service with greater ad inventory control
•Released VIZIO Features, our data-driven sponsorship offering that leverages our first party viewership data

1 The NPD Group, Inc., U.S. Retail Tracking Service, Jan. 2021 - Sep. 2021 combined
2 The NPD Group, Inc., U.S. Retail Tracking Service, Jan. 2021 - Sep. 2021 combined

Selected Quarterly Financial Results
(Unaudited, in millions, except percentages and ARPU)

	Three Months Ended September 30,		Change
	2021	2020	%
Financial Highlights:(1)
Net revenue:
Device	$502.5	$545.5	(8)%
Platform+	85.9	36.7	134%
Total net revenue	588.3	582.2	1%
Gross profit:
Device	25.6	58.2	(56)%
Platform+	57.3	30.6	88%
Total gross profit	82.9	88.8	(7)%
Operating expenses	97.5	43.4	125%
Net (loss) income	$(18.6)	35.1	(153)%
Adjusted EBITDA(2)	$23.4	$47.2	(50)%

Operational Metrics:
Smart TV Shipments	1.4	2.1	(36)%
SmartCast Active Accounts (as of)	14.4	10.7	35%
Total VIZIO Hours	7,320	5,905	24%
SmartCast Hours	3,620	3,116	16%
SmartCast ARPU	$19.89	$10.44	91%
_________________________
(1) subtotals may not add due to rounding
(2) a reconciliation of Net (loss) income to Adjusted EBITDA is provided below

Financial Outlook
(In millions)

Fourth Quarter 2021
Platform+ Net Revenue	$100 - $110
Platform+ Gross Profit	$65 - $70
Adjusted EBITDA	$7 - $12

Virtual Investor Event – Tuesday, November 9, 2021
VIZIO management will hold a live question and answer webcast at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss VIZIO's quarterly results and outlook. To listen to the webcast please visit this link. Following the live audio webcast, a playback will be available on VIZIO's Investor Relations website (investors.vizio.com) through January 1, 2022 at 11:59 p.m (ET).

About VIZIO
Founded and headquartered in Orange County, California, VIZIO’s mission is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. VIZIO is driving the future of televisions through its integrated platform of cutting-edge Smart TVs and powerful SmartCast operating system. VIZIO also offers a portfolio of innovative sound bars that deliver consumers an elevated audio experience. VIZIO’s platform gives content providers more ways to distribute their content and advertisers more tools to target and dynamically serve ads to a growing audience that is increasingly transitioning away from linear TV.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through VIZIO’s Investor Relations website at investors.vizio.com. VIZIO announces material information to the public about VIZIO, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, its Investor Relations website (investors.vizio.com), its blog (accessible via vizio.com/en/newsroom) and its Twitter account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV units shipped and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.
Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is critical to understanding our total potential monetization opportunities.
SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.
SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active

Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net income (loss) before interest income (expense), other (expense) income, net, provision for income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net income (loss) as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net income (loss).
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net income (loss). We encourage investors and others not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with net income (loss).

Forward-looking information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding VIZIO’s future financial and operating performance, including our outlook and guidance, and our expectations regarding advertising spend commitments. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: we are not able to keep pace with technological advances in our industry and successfully compete in highly competitive markets; we do not have the ability to continue to increase the sales of our Smart TVs; we cannot attract and maintain SmartCast Active Accounts; we cannot increase SmartCast Hours; we are not able to attract and maintain popular content on our platform; we are not able to maintain relationships with advertisers; and we cannot adapt to market conditions and technological developments, including with respect to our platform's compatibility with applications developed by content providers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 25, 2021, and in our Quarterly Reports on Form 10-Q filed on May 12, 2021 and August 5, 2021, and our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.

Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
Amy Jane Finnerty
press@vizio.com

Source: VIZIO Holding Corp.

VIZIO HOLDING CORP.
Condensed Consolidated Statement of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue:
Device	$502,457	$545,511	$1,291,560	$1,221,252
Platform+	85,859	36,673	203,569	86,935
Total net revenue	588,316	582,184	1,495,129	1,308,187
Cost of goods sold:
Device	476,880	487,289	1,185,701	1,090,354
Platform+	28,551	6,109	60,339	23,346
Total cost of goods sold	505,431	493,398	1,246,040	1,113,700
Gross profit:
Device	25,577	58,222	105,859	130,898
Platform+	57,308	30,564	143,230	63,589
Total gross profit	82,885	88,786	249,089	194,487
Operating expenses:
Selling, general and administrative	88,683	37,371	234,274	97,286
Marketing	8,068	5,527	22,457	16,602
Depreciation and amortization	705	496	1,972	1,740
Total operating expenses	97,456	43,394	258,703	115,628
Income (loss) from operations	(14,571)	45,392	(9,614)	78,859
Interest income (expense)	89	(361)	227	66
Other income (expense), net	(24)	118	(178)	509
Total non-operating income (expense)	65	(243)	49	575
Income (loss) before income taxes	(14,506)	45,149	(9,565)	79,434
Provision for income taxes	4,060	10,095	19,660	17,772
Net (loss) income	$(18,566)	$35,054	$(29,225)	$61,662

Net (loss) income attributable to Class A and Class B stockholders:
Basic	$(0.10)	$0.19	$(0.17)	$0.33
Diluted	$(0.10)	$0.19	$(0.17)	$0.33
Weighted-average Class A and Class B common shares outstanding:
Basic	182,820	144,417	171,077	144,367
Diluted	182,820	147,093	171,077	147,064

VIZIO HOLDING CORP.

Condensed Consolidated Balance Sheets
(Unaudited, in thousands except per share amounts)

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$375,936	$207,728
Accounts receivable, net	356,765	405,609
Other receivables due from related parties	1,117	978
Inventories	23,683	10,545
Income tax receivable	14,092	1,315
Other current assets	82,047	55,460
Total current assets	853,640	681,635
Property, equipment and software, net	10,009	7,929
Goodwill, net	44,788	44,788
Intangible assets, net	45	131
Deferred income taxes	25,355	26,652
Other assets	12,782	13,847
Total assets	$946,619	$774,982
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$266,410	$209,362
Accounts payable	129,331	166,805
Accrued expenses	163,303	154,959
Accrued royalties	65,970	81,143
Other current liabilities	4,706	5,272
Total current liabilities	629,720	617,541
Other long-term liabilities	7,268	8,210
Total liabilities	636,988	625,751
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000 shares authorized and 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Series A Convertible Preferred stock, $0.0001 par value; 0 and 250 shares authorized and 0 and 135 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	2,565
Common stock, $0.0001 par value; 1,000,000 and 675,000 Class A shares authorized, 112,743 and 150,831 Class A shares issued, and 110,496 and 150,831 Class A shares outstanding as of September 30, 2021 and December 31, 2020, respectively; 200,000 and 0 Class B shares authorized, 76,815 and 0 Class B shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; 150,000 and 0 Class C shares authorized, 0 Class C shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	19	15
Additional paid-in capital	292,016	98,885
Accumulated other comprehensive (loss) income	(43)	873
Retained earnings	17,639	46,893
Total stockholders’ equity	309,631	149,231
Total liabilities and stockholders' equity	$946,619	$774,982

VIZIO HOLDING CORP.
Condensed Consolidated Statement of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(29,225)	$61,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,972	1,740
Deferred income taxes	1,297	—
Share-based compensation expense	97,946	4,018
Allowance for doubtful accounts	159	2,248
Changes in operating assets and liabilities:
Accounts receivable	48,682	26,574
Other receivables due from related parties	(138)	4,403
Inventories	(13,134)	(11,842)
Income taxes receivable	(12,785)	778
Other current assets	(27,015)	(15,421)
Other assets	1,315	(2,732)
Accounts payable due to related parties	57,047	(18,646)
Accounts payable	(37,334)	(1,667)
Accrued expenses	3,627	(15,193)
Accrued royalties	(15,173)	5,823
Income taxes payable	—	3,591
Other current liabilities	(567)	879
Other long-term liabilities	(942)	1,815
Net cash provided by operating activities	75,732	48,030
Cash flows from investing activities:
Purchase of property and equipment	(3,579)	(768)
Investment in third party	(249)	—
Net cash used in investing activities	(3,828)	(768)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,670	163
Payment of dividends on Series A convertible preferred stock	(594)	—
Proceeds from IPO, net of $10,700 in direct offering costs	148,044	—
Payments of other offering costs	(2,850)	—
Withholding taxes paid on behalf of employees on net settled stock-based awards	(53,928)	—
Net cash provided by financing activities	97,342	163
Effects of exchange rate changes on cash and cash equivalents	(1,038)	710
Net increase in cash and cash equivalents	168,208	48,135
Cash and cash equivalents at beginning of period	207,728	176,579
Cash and cash equivalents at end of period	$375,936	$224,714
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$29,722	$13,499
Cash paid for interest	$156	$140
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$4,318
Cash paid for amounts included in the measurement of operating lease liabilities	$731	$663
Withholding taxes not yet paid for net settled stock awards	$4,042	$—
IPO costs not yet paid	$270	$—

VIZIO HOLDING CORP.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,
	2021	2020
Net (loss) income	$(18,566)	$35,054
Adjusted to exclude the following:
Interest (expense) income	(89)	361
Other expense (income), net	24	(118)
Provision for income taxes	4,060	10,095
Depreciation and amortization	705	496
Share-based compensation	37,286	1,339
Adjusted EBITDA	$23,420	$47,227